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                                                                    Exhibit 16.1


                         MCENERNEY, BRADY & COMPANY, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS

New Jersey Office                                           New York Office
293 Eisenhower Parkway, Suite 320                           957 McLean Avenue
Livingston, NJ  07039                                   Yonkers, NY  10704
Phone:  973-535-2880                                    Phone:  914-237-3676
Fax:      973-535-5893                                  Fax:      914-237-6473



March 8, 2001



Planet Zanett, Inc.
135 East 57th Street, 15th Floor
New York, NY  10022

Dear Mr. McCarthy:

     We have reviewed the Form 8-K, dated March 8, 2001, regarding the mutually agreed upon withdrawal of McEnerney, Brady & Company, LLC as the auditors for Planet Zanett Corporate Incubator, Inc. (successor by merger to Willow Bay Associates, LLC). We have no objections to the statements made within the 8-K as it pertains to our voluntary withdrawal as the auditors of Planet Zanett Corporate Incubator, Inc.

     On October 30, 2000, Planet Zanett Corporate Incubator, Inc. merged with PZ Acquisition, Inc., a wholly-owned subsidiary of Planet Zanett, Inc. (successor by merger to BAB Holdings, Inc.)

Very truly yours,

/s/ McEnerney, Brady & Company, LLC

BB:amd